 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290073
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 16, 2025)
$90,000,000
9.600% SENIOR NOTES DUE 2031
We are offering $90,000,000 aggregate principal amount of our 9.600% Senior Notes due 2031 (or the “notes”) under this prospectus supplement. The notes will bear interest at a rate equal to 9.600% per year, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2026. The notes will mature on October 1, 2031. The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
We may redeem the notes, in whole or in part, at any time and from time to time on or after October 1, 2028 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date. Upon a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.”
The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured and unsubordinated indebtedness, including our 9.125% Senior Notes due 2029, 9.125% Senior Notes due 2030, 9.875% Senior Notes due 2030 and 9.250% Senior Notes due 2031, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and any preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).
The notes are a new issue of securities and there is no established trading market for the notes. We have applied to list the notes on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ADAMK”. If approved for listing, trading on Nasdaq is expected to begin within 30 days of August 14, 2026, the original issue date. The notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price.
Investing in the notes involves risks that are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and as updated by those risks described in our subsequent filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement.
	Per Note	Total(1)
Public offering price	$25.00	$90,000,000
Underwriting discounts and commissions	$0.7875	$2,835,000
Proceeds to us (before expenses)	$24.2125	$87,165,000

(1)
Assumes no exercise of the underwriters’ over-allotment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We have also granted the underwriters an option to purchase within 30 days from the date of this prospectus supplement up to an additional $13,500,000 principal amount of notes from us at the initial public offering price less the underwriting discounts and commissions solely to cover over-allotments, if any.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about August 14, 2026.
Joint Book-Running Managers
Morgan Stanley	Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	RBC Capital Markets	UBS Investment Bank	Wells Fargo Securities
The date of this prospectus supplement is August 11, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

S-i

We are not, and the underwriters are not, making an offer of the notes covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. Before you buy any of the notes, it is important for you to read and consider the information contained in this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Incorporation by Reference of Information Filed with the SEC” and “Where You Can Find More Information” in this prospectus supplement.
To the extent the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we made with the SEC under the Exchange Act, prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent any information incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, the information in such later filing shall be deemed to modify, update and, where applicable, supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.
In this prospectus supplement, we refer to Adamas Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, as “we,” “us,” “the Company” or “our,” unless we specifically state otherwise or the context indicates otherwise (e.g., under “Description of the Notes” herein), and refer to our wholly-owned taxable REIT subsidiaries as “TRSs.” In addition, the following defines certain of the commonly used terms in this prospectus supplement:
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“ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans;

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“Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”);

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“business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants;

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“CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company’s residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate, or consolidated, in our financial statements in accordance with GAAP;

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“CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans;

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“Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP;

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“Consolidated VIEs” refers to VIEs where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP;

S-iii

•
“excess mortgage servicing spread” or “excess MSR” refers to the difference between the contractual servicing fee with Fannie Mae, Freddie Mac or Ginnie Mae and the base servicing fee that is retained as compensation for servicing or subservicing the related mortgage loans pursuant to the applicable servicing contract;

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“GAAP” refers to generally accepted accounting principles within the United States;

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“IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans;

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“MSRs” refers to mortgage servicing rights that represent the contractual right to service residential loans;

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“non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. government or GSE;

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“POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans;

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“RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; and

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“VIE” refers to a variable interest entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus supplement and in the accompanying prospectus and in the documents incorporated herein and therein by reference, in future filings with the SEC or in press releases or other written or oral communications issued or made by us, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms, or references to strategies, plans or intentions are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions.
Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation:
•
changes in our business and investment strategy;

•
inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets;

•
changes in credit spreads;

•
changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae;

•
general volatility of the markets in which we invest;

•
changes in prepayment rates on the loans we own or that underlie our investment securities;

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increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets;

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our ability to identify and acquire our targeted assets, including assets in our investment pipeline;

•
our ability to dispose of assets from time to time on terms favorable to us;

•
changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof;

•
changes in our relationships with and/or the performance of our operating partners;

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our ability to predict and control costs;

•
changes in laws, regulations or policies affecting our business;

•
our ability to make distributions to our stockholders in the future;

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our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

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our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

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impairments and declines in the value of the collateral underlying our investments;

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changes in the benefits we anticipate from the acquisition of Constructive Loans, LLC (“Constructive”);

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our ability to effectively integrate Constructive into our Company and the risks associated with the ongoing operation thereof;

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our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks;

•
our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and

S-v

•
risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that we own or in which we invest.

These and other risks, uncertainties and factors, including the risks that are described under the caption “Risk Factors” in this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, as updated by those risks described in our subsequent filings with the SEC under the Exchange Act, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-vi

SUMMARY
The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless the context indicates or requires otherwise, the information in this prospectus supplement assumes the underwriters do not exercise their option to purchase additional notes.
OUR COMPANY
We are an internally-managed REIT for U.S. federal income tax purposes focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. Our current investment portfolio includes credit sensitive single-family and multi-family assets, as well as other types of fixed-income investments such as Agency RMBS. Through our wholly-owned subsidiary, Constructive, we also originate business purpose loans for residential real estate investors.
As of the date of this prospectus supplement, our targeted assets include (i) Agency RMBS, (ii) residential loans, including business purpose loans, (iii) non-Agency RMBS and (iv) certain other mortgage-, residential housing- and credit-related assets, as well as strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Subject to maintaining our qualification as a REIT and the maintenance of our exclusion from registration as an investment company under the Investment Company Act, we also may opportunistically acquire and manage various other types of mortgage-, residential housing- and other credit-related or alternative investments that we believe will compensate us appropriately for the risks associated with them, including, without limitation, CMBS, collateralized mortgage obligations, MSRs, excess mortgage servicing spreads, preferred equity and joint venture equity investments in multi-family properties, securities issued by newly originated securitizations, including credit sensitive securities from these securitizations, ABS and debt or equity investments in alternative assets or businesses.
We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2004 and have complied, and intend to continue to comply, with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), with respect thereto. Accordingly, we do not expect to be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income, distribution and ownership tests and record keeping requirements are fulfilled. Even if we maintain our qualification as a REIT, we expect to be subject to some U.S. federal, state and local taxes on income generated in our TRSs.
Our principal executive offices are located at 90 Park Avenue, New York, New York 10016, and our telephone number is (212) 792-0107. Our common stock, our 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), our 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), our 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) and our 7.000% Series G Cumulative Redeemable Preferred Stock (“Series G Preferred Stock”) are listed on Nasdaq under the symbols “ADAM”, “ADAMN”, “ADAMM”, “ADAML” and “ADAMZ”, respectively. Our 9.125% Senior Notes due 2029 are listed on Nasdaq under the symbol “ADAMI.” Our 9.125% Senior Notes due 2030 are listed on Nasdaq under the symbol “ADAMG.” Our 9.875% Senior Notes due 2030 are listed on Nasdaq under the symbol “ADAMH.” Our 9.250% Senior Notes due 2031 are listed on Nasdaq under the symbol “ADAMO.” Our website address is www.AdamasREIT.com. Our website and the information contained at or connected to our website does not, and should not be interpreted to, constitute a part of this prospectus supplement, the accompanying prospectus or any amendment or supplement thereto.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Adamas Trust, Inc., a Maryland corporation.
Notes
$90,000,000 principal amount of 9.600% Senior Notes due 2031 (plus up to an additional $13,500,000 principal amount if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any) issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Maturity Date
October 1, 2031, unless redeemed prior to maturity.
Interest Rate
9.600% per year. Interest will accrue from August 14, 2026 and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2026.
Optional Redemption; no Sinking Fund
We may redeem the notes at our option, in whole or in part, at any time and from time to time, on or after October 1, 2028 at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Change of Control Offer to Repurchase
If a Change of Control Repurchase Event as defined under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, we must offer to repurchase the notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement.
Ranking
The notes:
•
will be our senior direct unsecured obligations;

•
will rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness, including our 9.125% Senior Notes due 2029, 9.125% Senior Notes due 2030, 9.875% Senior Notes due 2030 and 9.250% Senior Notes due 2031;

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will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and of any entity we account for using the equity method of accounting.

As of June 30, 2026, our total consolidated indebtedness was approximately $11.4 billion, of which approximately $3.7 billion was in the form of securitized debt, $7.1 billion was in the form of repurchase agreements and warehouse facilities and $0.3 billion was in the form of mortgages on multi-family properties.
As of June 30, 2026, we had approximately $347.5 million of senior unsecured indebtedness, represented by our 9.125% Senior Notes due 2029, 9.125% Senior Notes due 2030, 9.875% Senior Notes due 2030 and 9.250% Senior Notes due 2031, which ranks equal in right of payment to the notes offered hereby.
The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur and will not include any financial covenants, including covenants restricting us from paying dividends or issuing or repurchasing our other securities.
Events of Default
The notes will contain certain events of default as described in the accompanying prospectus, or each, an Event of Default, the occurrence of which may, and in certain cases shall, result in the acceleration of our obligations under the notes. See “Description of Debt Securities — Events of Default” in the accompanying prospectus.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (or DTC) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Listing
No current market exists for the notes. We have applied to list the notes on Nasdaq under the symbol “ADAMK”. If approved for listing, trading on Nasdaq is expected to begin within 30 days of August 14, 2026, the original issue date. We cannot assure you that a market for the notes will develop prior to commencement of trading on Nasdaq, or if developed, will be maintained or will provide you with liquidity.
U.S. Federal Income Tax Considerations
For a discussion of the material U.S. federal income tax considerations of purchasing, owning and disposing of the notes, please see the section entitled “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Trustee and Paying Agent
U.S. Bank Trust Company, National Association.
Use of Proceeds
We expect that the net proceeds from this offering will be approximately $86.6 million (or approximately $99.6 million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discounts and commissions and our estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, acquiring our targeted assets and/or repayment of existing indebtedness. See “Use of Proceeds” in this prospectus supplement.
Governing Law
New York.

Risk Factors
Investing in the notes involves risks that are described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement.

RISK FACTORS
Investing in the notes involves risk. Please see the risks described below in addition to the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and as updated by those risks described in our subsequent filings with the SEC under the Exchange Act. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the notes. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the notes. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes.
Risks Related to the Notes and to this Offering
The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, securitized debt, mortgages payable on real estate, net, liabilities of disposal group held for sale, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. As of June 30, 2026, our total consolidated indebtedness was approximately $11.4 billion, of which approximately $3.7 billion was in the form of securitized debt, $7.1 billion was in the form of repurchase agreements and warehouse facilities and $0.3 billion was in the form of mortgages on multi-family properties. As of June 30, 2026 we had approximately $347.5 million of senior unsecured indebtedness, represented by our 9.125% Senior Notes due 2029, 9.125% Senior Notes due 2030, 9.875% Senior Notes due 2030 and 9.250% Senior Notes due 2031, which ranks equal in right of payment to the notes offered hereby. The indenture governing the notes will not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.
In addition, the notes will not be guaranteed by any of our subsidiaries and, consequently, claims of holders of the notes will be structurally subordinated to all liabilities of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness (whether secured or unsecured) or issuing preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.
We may be unable to generate sufficient cash flow to satisfy our debt service obligations, including the notes.
Our ability to generate cash flow from operations to make interest payments on the notes will depend on our future performance, which will be affected by a range of economic, competitive, legislative, regulatory and business factors. We cannot control many of these factors, including general economic conditions. If our operations do not generate sufficient cash flow to satisfy our debt service obligations or to fund other liquidity needs, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, including the notes, equity raises or selling assets. Additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could cause us to be unable to meet our payment obligations.

Despite our current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, the indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.
An increase in market interest rates could result in a decrease in the value of the notes.
If interest rates, or expected future interest rates, rise during the term of the notes, the trading price of the notes will likely decrease because notes bearing interest at a fixed rate generally decline in value as market interest rates rise. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that there will not be further increases in interest rates, or that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.
There are limited covenants and protections in the indenture.
While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. For example, the indenture will not contain any financial covenants and will not restrict us from paying dividends, incurring additional debt (including any repurchase agreements or financing any of our assets through securitizations), issuing or repurchasing our other securities or securing indebtedness with the stock or equity interests of our subsidiaries. As a result, we could enter into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings, or otherwise adversely affect the holders of the notes.
In addition, as described under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment. Other than the rights associated with a Change of Control Repurchase Event and the restrictions provided by the merger covenant described under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transaction.
An active trading market may not develop for the notes, which could adversely affect the price of the notes in the secondary market and your ability to resell the notes should you desire to do so.
The notes are a new issue of securities and there is no established trading market for the notes. We have applied to list the notes on Nasdaq under the symbol “ADAMK”. If the application is approved, we expect trading in the notes on Nasdaq to begin within 30 days after the original issue date of the notes; however, we cannot make any assurance as to:
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the development of an active trading market;

•
the liquidity of any trading market that may develop;

•
the ability of holders to sell their notes; or

•
the price at which the holders would be able to sell their notes.

If a trading market were to develop, the future trading prices of the notes will depend on many factors, including prevailing interest rates, our credit ratings published by major rating agencies, the market for similar securities and our operating performance and financial condition. If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the notes does not develop or does not continue, the market price and liquidity of the notes is likely to be adversely affected and notes traded after their purchase may trade at a discount from their purchase price.
The notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price.
We may not be able to repurchase the notes upon a Change of Control Repurchase Event.
Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”), each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the notes.
Redemption may adversely affect your return on the notes.
On or after October 1, 2028, we will have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption of the Notes.” We may redeem the notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.
An adverse rating of the notes may cause their trading price to fall.
We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $86.6 million (or approximately $99.6 million if the underwriters exercise their over-allotment option in full), after deduction of underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, acquiring our targeted assets and/or repayment of existing indebtedness.
As described above, we may use the net proceeds from this offering for the repayment of existing indebtedness. Certain of the underwriters and/or their affiliates currently provide, and in the future may continue to provide, to us repurchase agreement and/or warehouse financing and may be holders of our senior notes. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under these financing agreements or repay any of our senior notes, the underwriters and/or their affiliates will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See “Underwriting.”
Pending these uses, we intend to maintain the net proceeds from this offering in interest-bearing, short-term, marketable investment grade securities or money market accounts or (interest or non-interest bearing) checking (or escrow) accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

DESCRIPTION OF THE NOTES
We will issue the notes under an indenture, which we refer to as the base indenture, dated as of January 23, 2017, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture establishing the terms of the notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
You may request a copy of the indenture from us as described below under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
The notes will be a series of our senior Debt Securities as described in the accompanying prospectus. This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the Debt Securities and the base indenture in the accompanying prospectus. For purposes of this description of the notes, references to “Adamas Trust, Inc.,” “Company,” “we,” “our” and “us” refer solely to Adamas Trust, Inc. and not to its subsidiaries.
General
The notes will be a single series under the indenture, initially in the aggregate principal amount of $90.0 million ($103.5 million if the underwriters’ option to purchase additional notes is exercised in full).
The notes will be issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes will be evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “— Certificated Notes.” Currently, there is no public market for the notes. The notes are expected to be listed on Nasdaq under the symbol “ADAMK”.
The notes will not be convertible into, or exchangeable for, our common stock or any other securities. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing any of our other securities. Other than the restrictions described under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus, the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
Ranking
The notes:
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will be our senior direct unsecured obligations;

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will rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness, including our 9.125% Senior Notes due 2029, 9.125% Senior Notes due 2030, 9.875% Senior Notes due 2030 and 9.250% Senior Notes due 2031;

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will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and of any entity we account for using the equity method of accounting.

As of June 30, 2026, our total consolidated indebtedness was approximately $11.4 billion, of which approximately $3.7 billion was in the form of securitized debt, $7.1 billion was in the form of repurchase agreements and warehouse facilities and $0.3 billion was in the form of mortgages on multi-family properties. As of June 30, 2026 we had approximately $347.5 million of senior unsecured indebtedness, represented by our 9.125% Senior Notes due 2029, 9.125% Senior Notes due 2030, 9.875% Senior Notes due 2030 and 9.250% Senior Notes due 2031, which ranks equal in right of payment to the notes offered hereby.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Additional Notes
The series of Debt Securities of which the notes are a part may be reopened and we may, from time to time, issue additional Debt Securities of the same series ranking equally and ratably with the notes and with terms identical to the notes, except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the notes, provided that if any such additional Debt Securities are not fungible with the notes for U.S. federal income tax purposes, such additional Debt Securities will have separate CUSIP and ISIN numbers from the notes. The additional Debt Securities will carry the same right to receive accrued and unpaid interest on the notes, and such additional Debt Securities will form a single series of Debt Securities with the notes.
Interest
The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from, and including, August 14, 2026, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption date, as the case may be. Interest is payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2026, to the persons in whose names the notes are registered at the close of business on December 15, March 15, June 15 and September 15, as the case may be, immediately before the relevant interest payment date. All payments will be made in U.S. dollars.
Interest on the notes will be computed on the basis of a 360 day year consisting of twelve 30 day months. Interest and principal payments will be made only on a Business Day (as defined below). If any interest or principal payment date falls on a day that is a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default under the notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. If payment of withholding taxes is required, we will not pay any additional amounts in respect of any amounts withheld with respect to the notes.
“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the designated corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined in “Description of Debt Securities — Events of Default” in the accompanying prospectus).
We will pay interest to the person listed in the registrar’s records as the owner of the notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the note on the interest payment date. Because we pay all of the interest for an interest period to the holders on the record date, holders buying and selling the notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.
Maturity
The notes will mature on October 1, 2031 and will be paid against presentation and surrender thereof at the designated corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “— Optional Redemption of the Notes.” The notes will not be entitled to the benefits of, or be subject to, any sinking fund. If the maturity date or any redemption date falls on a non-Business Day, we will make the payment on the next succeeding Business Day.
The notes will not be subject to repayment at the option of the holder prior to the stated maturity date.
Optional Redemption of the Notes
On or after October 1, 2028, we may redeem for cash all or any portion of the notes, at our option, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.
We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected by the trustee in accordance with policies and procedures of DTC.
Discharge and Defeasance
The notes are subject to discharge and defeasance as described in “Description of Debt Securities —  Defeasance” in the accompanying prospectus.
The Registrar and Paying Agent
We will initially designate the trustee as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the designated corporate trust office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For notes which we issue in book-entry only form evidenced by a global note, payments will be made to a nominee of the depository.
No Personal Liability
The indenture will provide that no recourse for the payment of the principal of, or interest on, any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in the notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, trustee, employee or controlling person of our company or of any successor person thereto. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Covenants
Other than as described below under “— Offer to Repurchase Upon a Change of Control Repurchase Event,” the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, change of control, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating. See “Risk Factors — Risks Related to the Notes and to this Offering.”
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (defined below) occurs, unless we have exercised our option to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:
(1)   accept for payment all notes or portions of notes properly tendered pursuant to our offer;
(2)   deposit with the trustee an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and
(3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by us.
We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption and repayment provision described above prior to the occurrence of the Change of Control Repurchase Event or (ii) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. Our failure to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the indenture. If the holders of the notes exercise their right to require us to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any repurchase agreement, credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the notes. See “Risk Factors — Risks Related to the Notes and to this Offering — We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”
“Change of Control” means the occurrence of the following:
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the sale, assignment, lease, transfer or other conveyance (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of its subsidiaries or a combination thereof or a person controlled by the Company or one or more of its subsidiaries or a combination thereof; or
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the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any subsidiary of the Company) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares or the like.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares or the like.
“Change of Control Repurchase Event” means that, following the consummation of a Change of Control, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE AMER”) or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or the Nasdaq Stock Market. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by agreement or otherwise.
“Voting Stock,” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Information Rights
We, pursuant to Section 314(a) of the Trust Indenture Act, shall: deliver to the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then we shall deliver to the trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.
Listing
We have applied to list the notes on Nasdaq under the symbol “ADAMK.” If approved, we expect trading in the notes to begin within 30 days after the original issue date of the notes.

Book Entry, Delivery and Form
We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we and the trustee believe to be reliable. We and the trustee take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.
The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).
So long as DTC or its nominee is the registered owner of the global notes representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.
Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described under the heading “— Certificated Notes:”
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you will not be entitled to receive a certificate representing your interest in the notes;

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all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•
all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company
DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:
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a limited purpose trust company organized under the New York Banking Law;

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a “banking organization” under the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” under the New York Uniform Commercial Code; and

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a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.
Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as provided under “— Certificated Notes.”
To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Only Form
Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the notes.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We and the trustee under the indenture also do not supervise these systems in any way.
The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
If less than all of the notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such notes to be redeemed.
A beneficial owner of notes shall give notice to elect to have its notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such notes to the trustee’s DTC account.
Certificated Notes
Unless and until they are exchanged, in whole or in part, for notes in certificated registered form (“certificated notes”) in accordance with the terms of the notes, global notes representing the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
We will issue certificated notes in exchange for global notes representing the notes, only if:
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DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global notes or ceases to be a clearing agency registered under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;

•
an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or

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we, at our option, elect to exchange all or part of a global note for certificated notes.

If any of the three above events occurs, DTC is required to notify all direct participants that certificated notes are available through DTC. DTC will then surrender the global notes representing the notes along with instructions for re-registration. The trustee will re-issue the notes in fully certificated registered form and will recognize the holders of the certificated notes as holders under the indenture.
Unless and until we issue certificated notes, (1) you will not be entitled to receive a certificate representing your interest in the notes, (2) all references in this prospectus supplement and the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants, and (3) all references in this prospectus supplement and the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the notes, for distribution to you in accordance with its policies and procedures.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of additional material U.S. federal income tax considerations with respect to the purchase, ownership, and disposition of the notes under the Code but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary supplements, and, where applicable, supersedes, and should be read together with the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 37 of the accompanying prospectus.
This discussion is based upon the provisions of the Code, U.S. Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. We cannot assure you that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.
This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances (such as the application of the alternative minimum tax or the base erosion anti-avoidance tax) or that may be relevant to you if you are subject to special rules, including but not limited to rules applicable to governmental bodies or agencies or instrumentalities thereof, banks, thrifts or other financial institutions, certain former citizens or former long-term residents of the United States, insurance companies, regulated investment companies or REITs, dealers in securities or currencies, traders in securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, foreign entities treated as domestic corporations for U.S. federal income tax purposes, qualified foreign pension funds, qualified shareholders, common trust funds, tax-exempt organizations, persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code), persons holding the notes as part of a “straddle,” “hedge,” “constructive sale,” “constructive ownership transaction,” “conversion transaction” or other integrated transaction. In addition, this discussion only applies to you if you purchase your notes for cash in the original issue and at the notes’ “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). Moreover, except where specifically indicated, this summary does not discuss the effect of any U.S. federal tax laws other than income tax (e.g., estate and gift tax), or any applicable state, local or foreign tax laws. In addition, if a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level, among other things. This discussion does not address the tax consequences to you if you hold the notes through a partnership, an entity treated as a partnership for U.S. federal income tax purposes or any other pass-through entity. Finally, the discussion deals only with notes held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.
As used herein, “U.S. Holder” means a beneficial owner of the notes that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any state thereof or of the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust, (i) if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions or (ii) if a valid election is in place to treat the trust as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Please consult your tax advisors with regard to the application of the tax consequences discussed below to your particular situation and the application of any other U.S. federal as well as state, local or foreign tax laws and tax treaties, including gift and estate tax laws.
U.S. Holders
Stated Interest on the Notes.   A U.S. Holder generally will be required to include stated interest on the notes as ordinary income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes.   Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and such U.S. Holder’s adjusted tax basis in the note. The U.S. Holder’s adjusted tax basis in a note generally will be the purchase price for the note. Such gain or loss will be treated as long-term capital gain or loss if the note was held for more than one year at the time of disposition. Long-term capital gain recognized by certain non-corporate U.S. Holders generally will be subject to a preferential tax rate. The deductibility of capital losses is subject to limitations for all U.S. Holders.
Medicare Tax on Net Investment Income.   Certain U.S. Holders that are individuals, estates or trusts whose income exceeds certain thresholds are subject to a 3.8% tax on all or a portion of their “net investment income,” which generally includes interest and gains from the sale or other disposition of the notes. If you are a U.S. Holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
Information Reporting and Backup Withholding.   In general, information reporting will apply to a U.S. Holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) with respect to:
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any payments of principal of, premium, if any, and interest on, the notes; and

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payment of the proceeds of a sale or other disposition of the notes.

In addition, “backup withholding” at the applicable statutory rate may apply to such amounts if a U.S. Holder fails to provide a correct taxpayer identification number certified under penalties of perjury or otherwise fails to comply with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number also may be subject to penalties imposed by the IRS.
Any backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.
Non-U.S. Holders
The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and other tax laws with regard to an investment in the notes.
Interest on the Notes.   Subject to the rules described below under “— Information Reporting and Backup Withholding” and “— FATCA Regime,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note, under the “portfolio interest” exemption, if:
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interest paid on the notes is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

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the Non-U.S. Holder does not own, actually or constructively, stock possessing 10% or more of the voting power of our voting stock;

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the Non-U.S. Holder is not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us through stock ownership;

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the Non-U.S. Holder is not a bank receiving interest on the notes on an extension of credit made pursuant to a loan arrangement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and

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the Non-U.S. Holder certifies to us or our paying agent on IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute or successor form evidencing eligibility for the exemption) under penalties of perjury, that it is not a U.S. person. If a Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent who will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding at a rate of 30% on interest received under the notes unless:
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the income is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business (and, if required by an applicable tax treaty, the income is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder); or

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an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax and such Non-U.S. Holder (or their agent) provides to us a properly executed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute or successor form evidencing eligibility for the exemption) claiming a reduction of (or exemption from) withholding under the benefits of the income tax treaty.

Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, that is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax, which is generally imposed on a foreign corporation’s effectively connected earnings and profits, at a 30% rate (subject to reduction or elimination under an applicable tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the second preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the paying agent with an appropriate IRS Form (generally, IRS Form W-8ECI).
The exemption from taxation and withholding described in the second bullet above generally applies only if the Non-U.S. Holder appropriately certifies as to its eligibility for treaty benefits. A Non-U.S. Holder can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute or successor form evidencing eligibility for the exemption) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on the Non-U.S. Holder’s particular circumstances. Special rules apply to foreign partnerships, estates and trusts, and, in certain circumstances, certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to the Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate. The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certification, but qualifies for a reduced rate under an applicable income tax treaty, such Non-U.S. Holder may obtain a refund from the IRS of any excess amounts withheld if the Non-U.S. Holder timely provides the required information to the IRS.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes.   Subject to the rules described below under “— Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain from the sale, exchange, redemption or other taxable disposition of a note unless:
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such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder); or

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable tax treaty, gain from the sale or disposition of a note that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, that is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax, which is generally imposed on a foreign corporation’s effectively connected earnings and profits, at a 30% rate (subject to reduction or elimination under an applicable tax treaty).
If such gains are realized by a Non-U.S. Holder who is subject to tax by reason of being an individual present in the United States for 183 days or more in the taxable year as described above, then, except to the extent otherwise provided by an applicable income tax treaty, such individual generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources. Any amount attributable to accrued but unpaid interest on the notes will generally be treated in the same manner as payments of interest made to such Non-U.S. Holder, as described above under “— Interest on the Notes.” Non-U.S. Holders should consult their tax advisors on the treatment of any accrued but unpaid interest on the notes.
Information Reporting and Backup Withholding.   Payments to a Non-U.S. Holder of interest on a note generally will be reported to the IRS and to the Non-U.S. Holder. Copies of applicable IRS information returns may be made available, under the provisions of a specific tax treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides. Additional information reporting and backup withholding generally will not apply to payments of interest if the Non-U.S. Holder has provided the requisite certification that the Non-U.S. Holder is not a U.S. person for U.S. federal income tax purposes, as described under the heading “— Interest on the Notes” above, or an exemption has otherwise been established provided that neither we nor our paying agent have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.
As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of a note effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of a note by a foreign office of a broker that:
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is a U.S. person;

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derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States;

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is a “controlled foreign corporation” (a foreign corporation controlled by certain U.S. stockholders) for U.S. federal income tax purposes; or

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is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the United States, unless the broker has documentary evidence in its records that the holder or beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

Payment of the proceeds of a sale of a note effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the holder certifies under penalties of perjury that the holder is a Non-U.S. Holder, or otherwise establishes an exemption; provided that, in either case, neither we nor any withholding agent knows or has reason to know that the holder is a U.S. person or that the conditions of any other exemptions are not, in fact, satisfied.
Any backup withholding is not an additional tax and may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.
FATCA Regime
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. federal withholding tax on interest income paid on the notes to certain non-U.S. financial institutions and certain other non-U.S. entities (whether such entity is a beneficial owner or an intermediary), unless such non-U.S. financial institution or other non-U.S. entity provides sufficient documentation evidencing either (i) an exemption from FATCA or (ii) its compliance with certain reporting and disclosure obligations (or deemed compliance pursuant to an intergovernmental agreement with the United States). Holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of the notes. We will not pay any additional amounts in respect of any amounts withheld under FATCA.
THE PRECEDING DISCUSSION OF ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING
Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite that underwriter’s name.
Underwriters	Principal Amount
Morgan Stanley & Co. LLC	$15,000,000
Keefe, Bruyette & Woods, Inc.	15,000,000
Piper Sandler & Co.	15,000,000
RBC Capital Markets, LLC	15,000,000
UBS Securities LLC	15,000,000
Wells Fargo Securities, LLC	15,000,000
Total	$90,000,000
The underwriting agreement will provide that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes in the offering if any are purchased, other than those notes covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.
Option to Purchase Additional Notes
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase on a pro rata basis up to an additional $13,500,000 aggregate principal amount of notes at the initial public offering price less the underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase an aggregate principal amount of the notes approximately proportionate to that underwriter’s initial purchase commitment.
Underwriting Discounts and Expenses
The underwriters propose to offer the notes initially at the public offering price set forth on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.50 per $25.00 principal amount of the notes. After the initial public offering, the underwriters may change the public offering price and concession or any other selling term of this offering may change. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Total
	Per Note	Without Over-Allotment	With Over-Allotment
Public offering price	$25.00	$90,000,000	$103,500,000
Underwriting discounts and commissions paid by us	$0.7875	$2,835,000	$3,260,250
Proceeds, before expenses, to us	$24.2125	$87,165,000	$100,239,750

We have also agreed to reimburse the reasonable fees and disbursements of counsel for the underwriters up to $150,000 in connection with the offering. We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts and commissions, will be approximately $600,000.
We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including, among other things, liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
No Sales of Similar Securities
We have agreed for a period of 30 days following the date of this offering that, without the prior written consent of the representatives, which may not be unreasonably withheld, on behalf of the underwriters, we will not, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing; provided, however, that the Company’s issuance of notes pursuant to the underwriters’ exercise of their over-allotment option and the issuance by the Company or any of its subsidiaries of any debt securities in an asset securitization transaction are exempted from this limitation.
Stock Exchange Listing
We have applied to list the notes on Nasdaq. If the application is approved, trading of the notes on Nasdaq is expected to begin within 30 days after the original issue date of the notes. The underwriters will have no obligation to make a market in the notes, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on Nasdaq for the notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the notes at the time and price desired will be limited.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the aggregate principal amount of the notes over-allotted by the underwriters is not greater than the aggregate principal amount of the notes that it may purchase in the over-allotment option. In a naked short position, the aggregate principal amount of the notes involved is greater than the aggregate principal amount of the notes in the over-allotment option. The underwriters may close out any short position by either exercising its over-allotment option and/or purchasing notes in the open market.

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Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell more notes than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once committed, will not be discontinued without notice.
Conflicts of Interest and Other Relationships
Certain underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
As described above in “Use of Proceeds,” we may use the net proceeds from this offering for the repayment of existing indebtedness. Certain of the underwriters and/or their affiliates currently provide, and in the future may continue to provide, to us repurchase agreement and/or warehouse financing and may be holders of our senior notes. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under these financing agreements or repay any of our senior notes, the underwriters and/or their affiliates will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts.
Electronic Delivery
A prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in the offering, and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
Extended Settlement
We expect that delivery of the notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day before their delivery will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the dividend payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
This prospectus supplement and the accompanying prospectus has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) under Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or any person pursuant to section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor, then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
LEGAL MATTERS
Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P. The underwriters are being represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that website is https://www.sec.gov.
We maintain a website at www.AdamasREIT.com. Our corporate website and the information contained therein or connected thereto does not, and should not be interpreted to, constitute a part of this prospectus supplement, the accompanying prospectus or any amendment or supplement thereto.
We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous two paragraphs.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 1, 2026 and July 31, 2026, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 13, 2026, March 19, 2026, June 11, 2026, June 12, 2026 and August 11, 2026; and

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portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026 and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement and the accompanying prospectus relate or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any exhibits filed pursuant to Item 9.01 that are not deemed “filed” with the SEC. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You may obtain copies of any of these filings through the SEC or through the SEC’s website as described above.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at: Corporate Secretary, Adamas Trust, Inc., 90 Park Avenue, New York, New York 10016, telephone: (212) 792-0107.

PROSPECTUS
Adamas Trust, Inc.
$500,000,000
Common Stock
Preferred Stock
Debt Securities
We may offer and sell, from time to time, in one or more offerings, up to an aggregate of $500,000,000 of the common stock, preferred stock and debt securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
Our shares of common stock, par value $0.01 per share, are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ADAM.” The last reported sale price of our common stock on Nasdaq on September 4, 2025 was $7.37 per share. Our shares of 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series D Preferred Stock, are listed on Nasdaq under the symbol “ADAMN.” The last reported sale price of our Series D Preferred Stock on Nasdaq on September 4, 2025 was $21.75 per share. Our shares of 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series E Preferred Stock, are listed on Nasdaq under the symbol “ADAMM.” The last reported sale price of our Series E Preferred Stock on Nasdaq on September 4, 2025 was $24.98 per share. Our shares of 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series F Preferred Stock, are listed on Nasdaq under the symbol “ADAML.” The last reported sale price of our Series F Preferred Stock on Nasdaq on September 4, 2025 was $22.26 per share. Our shares of 7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series G Preferred Stock, are listed on Nasdaq under the symbol “ADAMZ.” The last reported sale price of our Series G Preferred Stock on Nasdaq on September 4, 2025 was $18.05 per share. Our 9.125% Senior Notes due 2029, referred to as our 2029 Notes, are listed on Nasdaq under the symbol “ADAMI.” The last reported sale price of our 2029 Notes on Nasdaq on September 4, 2025 was $25.10 per note. Our 9.125% Senior Notes due 2030, referred to as our 2030 Notes, are listed on Nasdaq under the symbol “ADAMG.” The last reported sale price of our 2030 Notes on Nasdaq on September 4, 2025 was $25.05 per note. Our 9.875% Senior Notes due 2030, referred to as our 9.875% Notes, are listed on Nasdaq under the symbol “ADAMH.” The last reported sale price of our 9.875% Notes on Nasdaq on September 4, 2025 was $25.55 per note.
We elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2004. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock and no more than 9.9% in value of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our capital stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” and “Description of Preferred Stock — Restrictions on Ownership and Transfer; Change of Control Provisions.”
Investing in our securities involves substantial risks. You should carefully read and consider the information under “Risk Factors” on page 6 of this prospectus and included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, and any prospectus supplement before making a decision to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 16, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (“SEC”). Under this shelf registration statement, we may offer and sell any combination of our common stock, preferred stock and debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in or incorporated by reference into this prospectus. Before you buy any of our securities, you should carefully read both this prospectus, any accompanying prospectus supplement and the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement together with additional information described under the headings “Incorporation by Reference of Information Filed with the SEC” and “Where You Can Find More Information.”
The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference into this prospectus or any accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, we refer to Adamas Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, as “we,” “us,” “the Company,” “our company” or “our,” unless we specifically state otherwise or the context indicates otherwise, and refer to our wholly-owned taxable REIT subsidiaries as “TRSs.” In addition, the following defines certain of the commonly used terms in this prospectus.
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“ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans;

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“Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”);

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“business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants;

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“CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO, or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans;

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“CME” refers to the Chicago Mercantile Exchange;

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“excess mortgage servicing spread” or “excess MSR” refers to the difference between the contractual servicing fee with Fannie Mae, Freddie Mac or Ginnie Mae and the base servicing fee that is retained as compensation for servicing or subservicing the related mortgage loans pursuant to the applicable servicing contract;
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“IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans;

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“MSRs” refers to mortgage servicing rights that represent the contractual right to service residential loans;

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“non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE;

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“POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans;

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“RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans;

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“SOFR” refers to the Secured Overnight Financing Rate; and

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“Three-Month Term SOFR” refers to the forward-looking term rate based on SOFR published by the Federal Reserve Bank of New York, or any successor thereto, for a tenor of three months.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus and in any accompanying prospectus supplement and in the documents incorporated herein and therein by reference, in future filings with the SEC or in press releases or other written or oral communications issued or made by us, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms, or references to strategies, plans or intentions are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.
Forward-looking statements are based on our estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation:
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changes in our business and investment strategy;

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inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets;

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changes in credit spreads;

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changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae;

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general volatility of the markets in which we invest;

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changes in prepayment rates on the loans we own or that underlie our investment securities;

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increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets;

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our ability to identify and acquire our targeted assets, including assets in our investment pipeline;

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our ability to dispose of assets from time to time on terms favorable to us;

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changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof;

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changes in our relationships with and/or the performance of our operating partners;

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our ability to predict and control costs;

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changes in laws, regulations or policies affecting our business;

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our ability to make distributions to our stockholders in the future;

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our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

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our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

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impairments and declines in the value of the collateral underlying our investments;

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changes in the benefits we anticipate from our acquisition of Constructive Loans, LLC (“Constructive”);

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our ability to effectively integrate Constructive into our Company and the risks associated with the ongoing operation thereof;

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our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks;

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our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and

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risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that we own or in which we invest.

These and other risks, uncertainties and factors identified, or incorporated by reference in this prospectus, including but not limited to, those described in Item 1A of our most recently filed Annual Report on Form 10-K, as updated by those risks described in our subsequent filings with the SEC under the Exchange Act and in the other documents incorporated by reference in this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. See “Risk Factors” below. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY
General
We are an internally-managed REIT focused on strategically deploying capital across complementary businesses with the aim of generating durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. Our current investment portfolio includes credit sensitive single-family and multi-family assets, as well as other types of fixed-income investments such as Agency RMBS.
As of the date of this prospectus, our targeted investments include (i) residential loans, including business purpose loans, (ii) Agency RMBS, (iii) non-Agency RMBS, and (iv) certain other mortgage-, residential housing- and credit-related assets and strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Subject to maintaining our qualification as a REIT and the maintenance of our exclusion from registration as an investment company under the Investment Company Act, we also may opportunistically acquire and manage various other types of mortgage-, residential housing- and other credit-related or alternative investments that we believe will compensate us appropriately for the risks associated with them, including, without limitation, CMBS, collateralized mortgage obligations, MSRs, excess mortgage servicing spreads, securities issued by newly originated securitizations, including credit sensitive securities from these securitizations, ABS and debt or equity investments in alternative assets or businesses. Through our wholly-owned subsidiary, Constructive, a leading originator of business purpose loans for residential real estate investors, we also originate and service business purpose loans for real estate investors.
We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2004 and have complied, and intend to continue to comply, with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), with respect thereto. Accordingly, we do not expect to be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income, distribution and ownership tests and record keeping requirements are fulfilled. Even if we maintain our qualification as a REIT, we expect to be subject to some U.S. federal, state and local taxes on income generated in our TRSs.
On September 3, 2025, we completed the change of our corporate name from “New York Mortgage Trust, Inc.” to “Adamas Trust, Inc.”
Corporate Offices
We are a Maryland corporation that was formed in 2003. Our principal executive offices are located at 90 Park Avenue, New York, New York 10016, and our telephone number is (212) 792-0107. Our website address is www.AdamasREIT.com. Our website and the information contained at or connected to our website do not, and should not be interpreted to, constitute a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider all of the information contained in or incorporated by reference into this prospectus, including the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus. For a description of the reports and documents incorporated by reference into this prospectus, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC” below. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use for new investments in accordance with our investment strategy in place at such time, to repay indebtedness, to redeem our outstanding securities or for other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains a summary description of the common stock, preferred stock and debt securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 200,000,000 shares of common stock, $0.01 par value per share. As of September 4, 2025, 90,313,579 shares of our common stock were issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter also provides that a majority of our entire board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, without stockholder approval.
Voting Rights of Common Stock
Except as provided with respect to any other class or series of shares of our stock and subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding shares of stock entitled to vote thereon can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless it is declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence, except for certain charter amendments related to the amendment of our charter, the removal of our directors, the classification and issuance of common and preferred stock and the restrictions on transfer and ownership of shares.
Dividends, Liquidation and Other Rights
All of our outstanding shares of common stock are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.
Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the restrictions on transfer and ownership of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.
Power to Issue Additional Shares of Common Stock
Our charter also provides that a majority of our entire board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, to reclassify any unissued shares of our common stock into any other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of holders of our common stock.
Restrictions on Ownership and Transfer
In order to qualify as a REIT for U.S. federal income tax purposes, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. In addition, if certain “disqualified organizations” hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool (“TMP”). In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit (“REMIC”).
To help us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. As amended, our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors is permitted under our charter to increase or decrease the common stock ownership limit and the aggregate stock ownership limit from time to time, and to waive these ownership limits (prospectively or retroactively) on a case by case basis so long as the waiver will not allow five or fewer individuals to beneficially own more than 49.9% in value of our outstanding capital stock or otherwise cause us to fail to comply with applicable REIT ownership requirements under the Code. Our charter prohibits the following “disqualified organizations” from owning our stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Code and any rural electrical or telephone cooperative.
Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held in the last half of the taxable year) and (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.
Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, our board of directors will grant an exemption to any person only if it obtains such representations, covenants and undertakings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service (the “IRS”), or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
Any transfer that results in our shares of stock being owned by fewer than 100 persons will be void. However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void ab initio. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be appointed by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid to a prohibited owner before our discovery that shares of stock have been transferred to the trustee will be paid by the prohibited owner to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:
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rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

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recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.
Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we, or our designee, buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:
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the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

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the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:
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such shares will be deemed to have been sold on behalf of the charitable trust; and

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to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

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the market price on the date we, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.
All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
Every holder of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of all classes or series of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held. Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each beneficial or constructive owner of our capital stock (including the stockholder of record) shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and ensure compliance with our ownership limits.
Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK
The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter authorizes our board of directors to issue 200,000,000 shares of preferred stock, $0.01 par value per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders. As of September 4, 2025, 6,147,274 shares of our 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series D Preferred Stock”), 7,456,749 shares of our 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series E Preferred Stock”), 5,804,794 shares of our 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series F Preferred Stock”) and 2,976,857 shares of our 7.000% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series G Preferred Stock”), were issued and outstanding.
Power to Issue Additional Shares of Preferred Stock
Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Prior to the issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our preferred stock or otherwise be in the best interest of holders of our preferred stock.
Terms
All of our outstanding shares of preferred stock are, and shares of any new class or series of preferred stock when issued will be, duly authorized, fully paid and nonassessable.
Articles supplementary that will become part of our charter will reflect the specific terms of any new class or series of preferred stock offered. A prospectus supplement will describe these specific terms, including:
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the title and stated value;

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the number of shares, liquidation preference and offering price;

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the dividend rate, dividend periods and payment dates;

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the date on which dividends begin to accrue or accumulate;

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any auction and remarketing procedures;

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any retirement or sinking fund requirement;

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the price and the terms and conditions of any redemption right;

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any listing on any securities exchange;

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the price and the terms and conditions of any conversion or exchange right;

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any voting rights;

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the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

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any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

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any limitations or restrictions on direct or beneficial ownership and restrictions on transfer; and

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any other specific terms, preferences, rights, limitations or restrictions.

Series D Preferred Stock
Our Series D Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series D Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series D Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series D Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series D Preferred Stock accrue cumulative cash dividends at (i) a fixed annual rate of 8.00% on the $25.00 per share liquidation preference, equivalent to an annual amount of $2.00 per share per year to, but excluding, October 15, 2027 and (ii) at a floating rate equal to three-month LIBOR as calculated on each dividend determination date plus a spread of 5.695% per annum of the $25.00 per share liquidation preference from and including October 15, 2027. We believe that CME Three-Month Term SOFR plus the applicable tenor spread adjustment of 0.26161% per annum will automatically replace three-month LIBOR as the reference rate for calculations of the dividend rate payable on the Series D Preferred Stock for dividend periods from and after October 15, 2027.

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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series D Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series D Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series D Preferred Stock are not redeemable by us prior to October 15, 2027, except in certain limited circumstances. On and after October 15, 2027, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D

Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series D Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.
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Voting Rights.   Holders of our Series D Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series D Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series D Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series D Preferred Stock in the election referred to below, including our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series D Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series D Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series D Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series D Preferred Stock or to take certain other actions.

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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series D Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series D Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series D Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on October 10, 2017. See “Where You Can Obtain More Information.”
Series E Preferred Stock
Our Series E Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series E Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series E Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series E Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series E Preferred Stock accrue cumulative cash dividends at (i) a fixed annual rate of 7.875% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.96875 per share per year to, but excluding, January 15, 2025 and (ii) at a floating rate equal to three-month LIBOR as calculated on each dividend determination date plus a spread of 6.429% per annum of the $25.00 per share liquidation preference from and including January 15, 2025. Effective January 15, 2025, in accordance with the terms of the Series E Preferred Stock, it was determined that LIBOR had been discontinued and that the Term SOFR for a three month tenor published by the CME plus a credit spread adjustment of 0.26161% (“Credit Adjusted Term SOFR”) was the successor base rate for the Series E Preferred Stock. Following such determination, from and including January 15, 2025, dividends on the Series E Preferred Stock began to accrue at a percentage of the $25.00 liquidation preference equal to the Credit Adjusted Term SOFR as calculated on each dividend determination date plus a spread of 6.429% per annum.
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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series E Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series E Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series E Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series E Preferred Stock were not redeemable by us prior to January 15, 2025, except in certain limited circumstances. On and after January 15, 2025, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series E Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

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Voting Rights.   Holders of our Series E Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series E Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series E Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series E Preferred Stock in the election referred to below, including our Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series E Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series E Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series E Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series E Preferred Stock or to take certain other actions.

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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series E Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series E Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series E Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on October 15, 2019. See “Where You Can Obtain More Information.”

Series F Preferred Stock
Our Series F Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series F Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series F Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series F Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series F Preferred Stock accrue cumulative cash dividends at (i) a fixed annual rate of 6.875% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.71875 per share per year to, but excluding, October 15, 2026 and (ii) at a floating rate equal to a benchmark rate, which is expected to be the Three-Month Term SOFR, plus a spread of 6.130% per annum of the $25.00 per share liquidation preference from and including October 15, 2026.

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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series F Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series F Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series F Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series F Preferred Stock are not redeemable by us prior to October 15, 2026, except in certain limited circumstances. On and after October 15, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series F Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

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Voting Rights.   Holders of our Series F Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series F Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series F Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series F Preferred Stock in the election referred to below, including our Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series F Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series F Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series F Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series F Preferred Stock or to take certain other actions.
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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series F Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series F Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series F Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on July 6, 2021. See “Where You Can Obtain More Information.”
Series G Preferred Stock
Our Series G Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series G Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series G Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series G Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series G Preferred Stock accrue cumulative cash dividends at a fixed annual rate of 7.000% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.75 per share per year.

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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series G Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series G Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series G Preferred Stock are not redeemable by us prior to January 15, 2027, except in certain limited circumstances. On and after January 15, 2027, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series G Preferred

Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series G Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.
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Voting Rights.   Holders of our Series G Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series G Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series G Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series G Preferred Stock in the election referred to below, including our Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series G Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series G Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series G Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series G Preferred Stock or to take certain other actions.

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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series G Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series G Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series G Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on November 23, 2021. See “Where You Can Obtain More Information.”
Restrictions on Ownership and Transfer; Change of Control Provisions
As discussed above under “Description of Common Stock — Restrictions on Ownership and Transfer,” our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of a series of our preferred stock may also contain additional provisions restricting the ownership and transfer of such series. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.
For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and Our Charter and Bylaws.”
Transfer Agent
The transfer agent and registrar for each series of our preferred stock will be Equiniti Trust Company, LLC unless a different transfer agent is named in the applicable prospectus supplement. The transfer agent and registrar for our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, “Debt Securities” refers to those unsecured general obligations issued by us pursuant to this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. We will issue senior Debt Securities under the indenture, dated January 23, 2017, between us and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (the “Debt Securities Indenture”), which is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”
The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, Debt Securities that will be our subordinated obligations will be issued under a separate Debt Securities Indenture in the form of an open-ended Indenture (for [Subordinated] Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities (the “Subordinated Debt Securities Indenture”). The form of Subordinated Debt Securities Indenture is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Our Debt Securities Indenture is, and any supplement thereto will be, qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and any Subordinated Debt Securities Indenture that we enter into with respect to Subordinated Debt Securities will be qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.
We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The Subordinated Debt Securities Indenture will be substantially identical to the Debt Securities Indenture, except for provisions relating to Subordination. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.
Ranking
Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We incur indebtedness from time to time to finance many of our assets pursuant to repurchase agreements and certain other structured finance instruments. This indebtedness is deemed to be secured indebtedness. As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.
Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including repurchase agreements, financing and the capital markets. Holders of our Debt

Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.
Provisions of a Particular Series
The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:
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the title of the Debt Securities;

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any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

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the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

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the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

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the date from which the interest will accrue;

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the dates on which we will pay interest;

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to whom the interest is payable, if other than the registered holder;

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our ability, if any, to defer interest payments and any related restrictions during any interest deferral period; and

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the record date for any interest payable on any interest payment date;

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the place where:

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the principal of, premium, if any, and interest on the Debt Securities will be payable;

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you may register the transfer of the Debt Securities;

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you may exchange the Debt Securities; and

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you may serve notices and demands upon us regarding the Debt Securities;

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the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

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the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

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the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

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the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

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the currency, if other than U.S. currency, in which payments on the Debt Securities will be payable;

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the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

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if any Debt Securities are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments that will be considered eligible obligations with respect to such Debt Securities and any additional provisions for the reimbursement of our company’s indebtedness with respect to such Debt Securities after the satisfaction or discharge thereof;

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if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

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the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

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if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

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any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

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the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

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whether we are issuing Debt Securities as global securities, and if so:

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the terms and conditions upon which the global securities may be exchanged for certificated Debt Securities;

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the depositary for the global securities; and

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the form of legend to be set forth on the global securities;

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whether we are issuing the Debt Securities as bearer certificates;

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any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

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any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

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any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

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any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

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if appropriate, the material U.S. federal income tax consequences applicable to the Debt Securities.

For more information, see Section 3.01 of the applicable Debt Securities Indenture.
Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material U.S. federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Subordination
The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, in the event:
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there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

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any Senior Indebtedness is not paid when due;

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any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

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the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding;

then no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made until all amounts due to holders of Senior Indebtedness have been paid in full.
Upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all:
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obligations (other than non-recourse obligations and the indebtedness issued under the applicable Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

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for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

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for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

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indebtedness evidenced by bonds, debentures, notes or other similar instruments;

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obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

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obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course);

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obligations for claims, as defined in section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

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obligations of another person for which we have guaranteed or assumed direct or indirect responsibility or liability.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.
The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.
Form, Exchange and Transfer
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.
No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.
The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
We will not be required to issue, register the transfer of, or exchange any:
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Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

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Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 3.05 of the applicable Debt Securities Indenture.
Payment and Paying Agents
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.
Redemption
You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the Debt Securities Trustee by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.02, 4.03 and 4.04 of the applicable Debt Securities Indenture.
A notice of redemption we provide may state:
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that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

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that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 4.04 of the applicable Debt Securities Indenture.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other corporation, nor may we transfer or lease substantially all of our assets and property to any other person, unless:
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the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

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is organized and validly existing under the laws of any domestic jurisdiction; and

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expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

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immediately after giving effect to the transaction, no event of default, and no event that (after notice or lapse of time or both) would become an event of default, has occurred and is continuing; and

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we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 11.01 of the applicable Debt Securities Indenture.
Events of Default
Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:
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failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

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failure to pay principal or premium, if any, when due on any Debt Security of that series;

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failure to make any required sinking fund payment when due on any Debt Securities of that series;

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breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

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certain events of bankruptcy, insolvency or reorganization; and

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any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 8.01 of the applicable Debt Securities Indenture.
An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount Debt Securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:
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we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

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all overdue interest on all Debt Securities of the particular series;

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the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

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interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

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all amounts due to the Debt Securities Trustee under the applicable Debt Securities Indenture; and

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any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 8.02 of the applicable Debt Securities Indenture.
The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.
No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:
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the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

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the holders of at least a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default has occurred and is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

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the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the applicable Debt Securities Indenture.
The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.
We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Sections 6.05 and 6.06 of the applicable Debt Securities Indenture.
Modification and Waiver
We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:
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to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

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to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

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to add any additional events of default;

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to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

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to provide collateral security for the Debt Securities;

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to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

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to provide for the authentication and delivery of bearer securities (and coupons representing any interest thereon) and for procedures for the registration, exchange and replacement of such bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such bearer securities, and for all related incidental matters;

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to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

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to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

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to change any place where:

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the principal of and any premium and interest on any Debt Securities are payable;

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any Debt Securities may be surrendered for registration of transfer or exchange; or

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notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

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to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 12.01 of the applicable Debt Securities Indenture.
The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:
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compliance by us with certain provisions of the applicable indenture (see Section 6.06 of the applicable Debt Securities Indenture); and

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any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.
Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If there are Debt Securities of more than one series outstanding under a Debt Securities Indenture and less than all of such series are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:
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may not, without the consent of the holder of each outstanding Debt Security affected:

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change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

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reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

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reduce any premium payable upon the redemption of the Debt Securities;

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reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

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change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

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may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

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may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:
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changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

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modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 12.02 of the applicable Debt Securities Indenture.
If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.
Defeasance
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof, and other required documentation. Included among the documentation we are required to deliver to be deemed to have our indebtedness deemed satisfied and discharged with respect to a Debt Security pursuant to the preceding sentence is an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the applicable Debt Security Indenture, the holders of such Debt Security, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of our indebtedness in respect thereof and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the U.S., entitled to the benefit of full faith and credit of the U.S., and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default (after notice or lapse of time or both) has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.
Notices
We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.
Title
The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.
Governing Law
The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

GLOBAL SECURITIES
We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.
As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:
•
will not be entitled to have the global security or any securities represented by it registered in their names;

•
will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•
will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
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the depositary, with respect to participants’ interests; or

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any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:
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us or our affiliates;

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the trustee under any indenture; or

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any agent of any of the above.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws. Our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Number of Directors; Vacancies
Our charter and bylaws provide that the number of our directors may only be increased or decreased by a vote of a majority of the members of our entire board of directors. Our board of directors is currently comprised of seven directors. Our charter provides that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.
Removal of Directors
Subject to the rights of holders of our preferred stock to elect or remove directors, our charter provides that a director may be removed at any time upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our charter authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.
Amendment to the Charter
Generally, our charter may be amended only by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter. However, provisions in our charter related to (1) removal of directors, (2) the power of our board of directors to classify and cause us to issue additional shares of common and preferred stock, (3) except as set forth in the sentence immediately below, the restrictions on transfer and ownership and (4) the provisions setting forth the vote requirement to amend the sections discussed in clauses (1), (2) and (3), may only be amended by the affirmative vote of the holders of two-thirds of all of the votes entitled to be cast on the matter. In addition, our board of directors may from time to time increase or decrease the common stock ownership limit and the aggregate stock ownership limit without stockholder approval.
Dissolution
Our dissolution must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Business Combinations
Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified under Maryland law, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. Maryland law defines an interested stockholder as:
•
any person or entity who beneficially owns, directly or indirectly, 10% or more of the voting power of our stock; or

•
an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.
As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution that the business combination provisions of the Maryland General Corporation Law will not apply to us. There is no assurance that our board of directors will not amend or repeal this resolution in the future.
Control Share Acquisitions
Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person, directly or indirectly, to exercise or direct the exercise of the voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.
If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver an acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or if any meeting of stockholders is held at which the voting rights of the shares were considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.
Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law. Nothing prevents our board of directors from amending or repealing this provision in the future.
Limitation of Liability and Indemnification
Maryland law permits a corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:
•
actual receipt of an improper benefit or profit in money, property or services; or

•
a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, member, manager, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.
Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit of money, property or services; or

•
in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses.
Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any capacity described above and to any of our or our predecessors’ employees or agents.
In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and officers may not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
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there has been an adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

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all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Meetings of Stockholders
Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer and our president. Further, our secretary is required to call a special meeting of stockholders upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
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pursuant to our notice of the meeting;

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by or at the direction of our board of directors; or

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by a stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of the giving of notice by the stockholder and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:
•
by our board of directors; or

•
provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of the provision of notice and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five of the following provisions:
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a classified board of directors, meaning that the directors may be divided into up to three classes with only one class standing for election in any year;

•
a director may be removed only by a two-thirds vote of the stockholders;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the new director to serve the remainder of the full term of the class of directors in which the vacancy occurred; and

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a requirement that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of the outstanding stock entitled to vote at the meeting.

Pursuant to our charter, we have elected to be subject to the provisions of Subtitle 8 requiring vacancies on our board may be filled only by the remaining directors, even if such directors are less than a quorum, and for the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board of directors the exclusive power to fix the number of directorships and (c) require that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of our outstanding stock entitled to vote at the meeting. Further, although we do not currently have a classified board of directors, Subtitle 8 permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses that we may not yet have, such as dividing the members of our board of directors into up to three classes with only one class standing for election in any year.
The business combination and control share acquisition provisions of Maryland law (if the applicable resolution of our board of directors is repealed or the provisions in our bylaws are rescinded), the provisions of our charter on the removal of directors, the ownership limitations required to protect our REIT status, the board of directors’ ability to increase the aggregate number of shares of capital stock and issue shares of preferred stock with differing terms and conditions, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for you or might otherwise be in your best interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a holder of our securities, may consider relevant. Vinson & Elkins L.L.P. has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

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financial institutions or broker-dealers;

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non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

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U.S. expatriates;

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persons who mark-to-market our securities;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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regulated investment companies and REITs;

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trusts and estates;

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holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

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persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and

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persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company
We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our short taxable year ended December 31, 2004. We believe that we have been organized and have operated in such a manner so as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT. These laws are highly technical and complex.
In connection with this prospectus, Vinson & Elkins L.L.P. is rendering an opinion that we qualified to be taxed as a REIT for our taxable years ended December 31, 2004 through December 31, 2024, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2025 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT “savings” provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify”.
As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by our TRSs will be subject to regular U.S. federal corporate income tax. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal income tax in the following circumstances:
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We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We will pay income tax at the highest U.S. federal corporate income tax rate on:

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net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business and have elected to treat as foreclosure property, and

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other nonqualifying income from foreclosure property.

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We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

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If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the product of the highest U.S. federal corporate income tax rate then applicable to U.S. corporations (currently 21%) and the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.
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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•
If we fail to distribute during a calendar year at least the sum of:

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85% of our REIT ordinary income for the year,

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95% of our REIT capital gain net income for the year, and

•
any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax with respect to certain transactions with our TRSs if such transactions do not reflect arm’s-length terms.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•
the amount of gain that we recognize at the time of the sale or disposition, and

•
the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•
If we own a residual interest in a REMIC, we will be taxable at the highest U.S. federal corporate income tax rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Although the law is not entirely clear, the IRS has taken the position that similar rules may apply if we own an equity interest in a TMP. To the extent that we own a REMIC residual interest or an equity interest in a TMP through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “Requirements for Qualification — Organizational Requirements — Taxable Mortgage Pools.” A “disqualified organization” includes:

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the United States;

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any state or political subdivision of the United States;

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any foreign government;

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any international organization;

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any agency or instrumentality of any of the foregoing;

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any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

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any rural electrical or telephone cooperative.

For this reason, our charter prohibits disqualified organizations from owning our stock.
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Taxable income generated by our TRSs will be subject to U.S. federal corporate income tax.

Requirements for Qualification
Organizational Requirements
A REIT is a corporation, trust, or association that meets each of the following requirements:
(1)
It is managed by one or more trustees or directors.

(2)
Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

(3)
It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code.

(4)
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

(5)
At least 100 persons are beneficial owners of its shares or ownership certificates.

(6)
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, or by application of certain attribution rules, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

(7)
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

(8)
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

(9)
It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

(10)
It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our capital stock are described in “Description of Common Stock — Restrictions on Ownership and Transfer.”

Qualified REIT Subsidiaries.   A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT and that has not elected to be a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We own, and may acquire in the future, limited partner or non-managing member interests in partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which could require us to pay a significant penalty tax to maintain our REIT qualification.
Taxable REIT Subsidiaries.   A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for taxable years beginning after December 31, 2025) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.
A TRS will pay income tax at regular U.S. federal corporate income tax rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. For example, a TRS is limited in its ability to deduct interest payments made to its parent REIT. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements among unrelated parties. Any income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, for which we were charged less than the amounts that would have been charged based upon arm’s length negotiations, will also be subject to a 100% penalty tax. We believe that all transactions between us and our TRSs have been and will be conducted on an arm’s-length basis.
Subsidiary REITs.   We have formed, and may in the future form, or acquire equity in, entities which have elected or will elect to be taxed as REITs. Each of these entities must meet all of the REIT qualification tests discussed herein. Each of them also may be subject to tax on certain of its income as described therein. We currently have one subsidiary REIT, and we believe that our subsidiary REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. However, if our subsidiary REIT were to fail to qualify as a REIT, then (i) such subsidiary REIT would become subject to regular U.S. federal corporate income tax (as described in “— Failure to Qualify”) and (ii) our ownership of stock in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test and the 10% value test generally applicable to ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “— Requirements for Qualification — Asset Tests.” If our subsidiary REIT were to fail to qualify as a REIT, it is possible that we may not meet the 10% vote test or the 10% value test with respect to our interest in such subsidiary REIT, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. We have made a protective TRS election with respect to our subsidiary REIT. If the IRS respects our protective TRS election with respect to such subsidiary REIT, the failure of such subsidiary REIT to qualify as a REIT would only cause us to fail to qualify as a REIT to the extent that the total value of our interests in TRSs (including the subsidiary REIT) represent more than 20% (25% for taxable years beginning after December 31, 2025) of our assets. See “— Asset Tests.”
Taxable Mortgage Pools.   An entity, or a portion of an entity, may be classified as a TMP under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations;

•
more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•
the entity has issued debt obligations that have two or more maturities; and

•
the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary, that is a TMP. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a TMP is treated as a qualified REIT subsidiary that is not subject to U.S. federal corporate income tax, and the TMP classification does not affect the tax status of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a TMP.
If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder’s share of excess inclusion income: (i) would not be allowed to be offset by any net operating losses (“NOLs”) otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply) to the extent allocable to most types of foreign stockholders. IRS guidance indicates that any excess inclusion income of ours will be allocated among our stockholders in proportion to our dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest U.S. federal corporate income tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations.” To the extent that our stock owned by “disqualified organizations” is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest U.S. federal corporate income tax rate on the portion of our excess inclusion income allocable to the stock held on behalf of the disqualified organizations. See “— Taxation of Our Company” for a discussion of “disqualified organizations.” A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest U.S. federal corporate income tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with NOLs, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.
If we were to own less than 100% of the ownership interests in an entity that is classified as a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for U.S. federal income tax purposes, and its income would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not own, and currently do not intend to own some, but less than all, of the ownership interests in an entity that is or will become a TMP, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.
Our subsidiary REIT currently owns a 100% interest in a TMP. The ownership of our subsidiary REIT is structured such that no excess inclusion income should be allocated to the Company or its stockholders; rather the tax liability on the related excess inclusion income is to be borne by a TRS of the Company. We will indirectly bear such tax economically as the shareholder of such TRS.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by a mortgage on real property, or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

•
gain from the sale of real estate assets, other than:

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property held primarily for sale to customers in the ordinary course of business; and

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debt instruments issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property;

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income derived from the operation of, and gain derived from the sale of, foreclosure property;

•
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property);

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” are excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, cancellation of indebtedness income and certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” We will monitor the amount of our nonqualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
•
an amount that is based on a fixed percentage or percentages of gross receipts or gross sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.
Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. In general, under applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of (i) the date we agreed to acquire or originate the loan or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 10% value test. See “— Asset Tests” below. In the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.
As of the date of this prospectus, our targeted investments include (i) residential loans, including business purpose loans, (ii) Agency RMBS, (iii) non-Agency RMBS and (iv) certain other mortgage-,

residential housing- and credit-related assets and strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Subject to maintaining our qualification as a REIT and the maintenance of our exclusion from registration as an investment company under the Investment Company Act, we also may opportunistically acquire and manage various other types of mortgage-, residential housing- and other credit-related or alternative investments that we believe will compensate us appropriately for the risks associated with them, including, without limitation, CMBS, collateralized mortgage obligations, MSRs, excess mortgage servicing spreads, securities issued by newly originated securitizations, including credit sensitive securities from these securitizations, ABS and debt or equity investments in alternative assets or businesses. We expect that the majority of the Agency RMBS, non-Agency RMBS and CMBS in which we invest will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that substantially all interest income (other than income from embedded derivatives) will be qualifying income for the 95% gross income test. In the case of investments treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property, as discussed above. In the case of investments treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest rate swap or cap contracts or other derivative instruments that could produce some non-qualifying income for the holder of the REMIC regular interests. However, to the extent that we hold Agency RMBS, non-Agency RMBS or CMBS that do not represent interests in a grantor trust or REMIC interests, such assets may not qualify as real estate assets, and, consequently, the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT and we may invest in such assets through our TRSs.
Certain of the terms of our mortgage loans may in the future be modified to avoid foreclosure actions and for other reasons. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.
We own, and in the future may acquire, mortgage loans that were acquired at a discount to their outstanding principal balance. Revenue Procedure 2014-51 provides that that the IRS will treat mortgage loans that are acquired at a discount to their outstanding principal balance and acquired by a REIT that are secured by real property and other property as producing in part nonqualifying income for the 75% gross income test. Specifically, Revenue Procedure 2014-51 indicates that interest income on a mortgage loan that is acquired at a discount to its outstanding principal balance will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a mortgage loan that was acquired at a discount to its outstanding principal balance typically exceeds the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. We have invested, and in the future will invest, in mortgage loans that we acquire at a discount to their outstanding principal balance in a manner that is consistent with maintaining our qualification as a REIT.
We have owned, and in the future may originate or acquire, mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
We have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “— Asset Tests” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.
We intend to invest in excess MSRs. The IRS has issued private letter rulings to other REITs holding that excess MSRs produce qualifying income for purposes of the 75% gross income test. Any income that is qualifying income for the 75% gross income test is also qualifying income for the 95% gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Based on the analysis in those private letter rulings and other IRS guidance regarding excess MSRs, we generally intend to treat our investments in excess MSRs as producing qualifying income for purposes of both the 75% and 95% gross income tests to the extent the underlying mortgage loans produce qualifying income for purposes of those tests, as described above. However, we do not intend to seek our own private letter ruling. Thus, the IRS could take the position that our excess MSRs do not produce qualifying income, presumably by treating a portion of the income we receive from an excess MSR as reasonable compensation for servicing the underlying mortgage loans. A successful challenge of our treatment of our excess MSRs could result in our being treated as failing the 75% gross income test and/or the 95% gross income test. If we failed either of those tests but qualified for a “savings” provision described under “— Failure to Satisfy Gross Income Tests,” we would be required to pay a penalty tax, which could be material, in order to maintain our REIT qualification. If we did not qualify for that “savings” provision, we would fail to qualify as a REIT. See “— Failure to Qualify.”
We have purchased, and may purchase in the future, Agency RMBS through “to be announced” forward contracts (“TBAs”), and we may recognize income or gains on the disposition of those TBAs, through “dollar roll” transactions or otherwise. There is no direct authority with respect to the qualification of gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. However, we intend to treat income and gains from our TBAs as qualifying income for purposes of the 75% gross income test, based on a legal opinion of Vinson & Elkins L.L.P. substantially to the effect that any gain recognized in connection with the settlement of our TBAs, whether physically settled or settled by an offsetting TBA, should be qualifying income for purposes of the 75% gross income test. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinion. In addition, it must be emphasized that Vinson & Elkins L.L.P.’s opinion is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. No assurance can be given that the IRS would not assert that such income is not qualifying income. If the IRS were to successfully challenge Vinson & Elkins L.L.P.’s opinion, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs. See “— Failure to Satisfy Gross Income Tests” and “— Failure to Qualify.”
The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
Dividends.   Our share of any dividends received from any corporation (including our TRSs, but excluding our subsidiary REIT and any other REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from our subsidiary REIT and any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
Fee Income.   Fee income generally is qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.
Foreign Currency Gain.   Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Rents from Real Property.   As a result of foreclosures on mortgage loans held by our securitization trusts, we hold a small portfolio of residential real property. In addition, we own, and in the future may acquire, interests in limited partnerships and limited liability companies that own apartment buildings. Rents we receive with respect to real property or an interest therein will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:
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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or gross sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

Hedging Transactions.   From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. To the extent that we hedge or for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “— Asset Tests”) or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
If we have entered into a qualifying hedging transaction as described above, referred to as an original hedge, and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the original hedging transaction, referred to as a counteracting hedge, income from the original hedge and income from the counteracting hedge (including gain from the disposition of the original hedge and the counteracting hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we may contribute those assets to a TRS prior to marketing and sale of those assets to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur a significant tax liability as a result of those sales.
Foreclosure Property.   We will be subject to tax at the maximum U.S. federal corporate income tax rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Although we have not made any foreclosure property elections, we may do so in the future.
Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet such tests was due to reasonable cause and not due to willful neglect; and

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following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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cash or cash items, including certain receivables, certain money market funds, and, in certain circumstances, foreign currencies;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

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interests in mortgage loans secured by real property;

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stock in other REITs and debt instruments of “publicly offered REITs”;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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regular or residual interests in a REMIC, provided that, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test and the 10% value test, respectively.
Fourth, no more than 20% (25% for taxable years beginning after December 31, 2025) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.
Finally, no more than 25% of the value of our total assets may be represented by debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.
For purposes of the 5% asset test, the 10% vote test, the 10% value test and the 25% securities test, the term “securities” does not include stock in another REIT, debt of a “publicly offered REIT,” equity or debt securities of a qualified REIT subsidiary or TRS of ours, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate.

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Any “section 467 rental agreement,” other than an agreement with a related party tenant.

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Any obligation to pay “rents from real property.”

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Certain securities issued by governmental entities.

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Any security issued by a REIT.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”

The asset tests described above are based on our gross assets.
As of the date of this prospectus, our targeted investments include (i) residential loans, including business purpose loans, (ii) Agency RMBS, (iii) non-Agency RMBS and (iv) certain other mortgage-, residential housing- and credit-related assets and strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Subject to maintaining our qualification as a REIT and the maintenance of our exclusion from registration as an investment company under the Investment Company Act, we also may opportunistically acquire and manage various other types of mortgage-, residential housing- and other credit-related or alternative investments that we believe will compensate us appropriately for the risks associated with them, including, without limitation, CMBS, collateralized mortgage obligations, MSRs, excess mortgage servicing spreads, securities issued by newly originated securitizations, including credit sensitive securities from these securitizations, ABS and debt or equity investments in alternative assets or businesses. We expect that the majority of the Agency RMBS, non-Agency RMBS and CMBS in which we invest will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of investments treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our investments treated as interests in grantor trusts will qualify as real estate assets.
Any interests that we hold in a REMIC will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC will qualify for purposes of the REIT asset tests.
To the extent that we hold Agency RMBS, non-Agency RMBS or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, depending upon the circumstances and the specific structure of the investment. We may hold such investments through our TRSs.
As discussed above under “— Gross Income Tests,” we own residential loans, including residential mortgage loans that we acquired at a discount to their outstanding principal balance, and have in the past and may in the future originate mezzanine loans. In general, under the applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 10% vote test or 10% value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the loan on the date of the relevant quarterly REIT asset test; or (ii) the greater of (a) the current fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset test or (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. We will invest in mortgage loans that we acquire at a discount to their outstanding principal balance in a manner consistent with maintaining our qualification as a REIT.
As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test, the 10% vote test, and the 10% value test). See “— Requirements for Qualification — Gross Income Tests.” Although our mezzanine loans typically do not meet all of the requirements for reliance on that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote test and the 10% value test. We will continue to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.
As discussed above under “— Gross Income Tests,” we intend to invest in excess MSRs. The IRS has issued private letter rulings to other REITs holding that excess MSRs are qualifying assets for purposes of the 75% asset test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Based on the analysis in those private letter rulings and other IRS guidance regarding excess MSRs, we generally intend to treat our investments in excess MSRs as qualifying assets for purposes of the 75% asset test to the extent the underlying mortgage loans are qualifying for purposes of such test. However, we do not intend to seek our own private letter ruling. A successful challenge of our treatment of our excess MSRs could result in our being treated as failing the 75% asset test. If we failed such test but qualified for a “savings” provision described below, we would be required to pay a penalty tax, which could be material, in order to maintain our REIT qualification. If we did not qualify for that “savings” provision, we would fail to qualify as a REIT. See “— Failure to Qualify.”
Also as discussed above, we have purchased, and may purchase in the future, Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or government securities for purposes of the 75% asset test. However, we intend to treat our TBAs as qualifying assets for purposes of the 75% asset test based on a legal opinion of Vinson & Elkins L.L.P. substantially to the effect that our TBAs should be qualifying assets for purposes of the 75% asset test to the extent of the net positive value, if any, of the TBA. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinion. In addition, it must be emphasized that Vinson & Elkins L.L.P.’s opinion is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. No assurance can be given that the IRS would not assert that such assets are not qualifying assets. If the IRS were to successfully challenge Vinson & Elkins L.L.P.’s opinion, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs. See “— Failure to Qualify.”
We have entered into sale and repurchase agreements under which we nominally sold certain of our assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we are treated for REIT asset and income test purposes as the owner of the assets that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own such assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to value our investment in our assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT status so long as (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, (ii) file a description of the assets that caused such failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or 21% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
We currently believe that our assets satisfy the foregoing asset test requirements. However, no independent appraisals have been or will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans we hold through our securitization trusts, our mezzanine loans and the mortgage loans that support our Agency RMBS, non-Agency RMBS, and CMBS investments. Moreover, the values of some assets may not be susceptible to a precise determination. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

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90% of our after-tax net income, if any, from foreclosure property, minus

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the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).
To the extent we are not a “publicly offered REIT,” in order for distributions to be counted towards our distribution requirement, and to provide us with a tax deduction, such distributions must not have been “preferential dividends.” A distribution is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among the different classes of shares as set forth in our organizational documents. We currently are, and expect to continue to be, a “publicly offered REIT.”
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
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Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

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We may acquire investments that will be treated as having “market discount” for U.S. federal income tax purposes, because the investments will be debt instruments that we acquire for an amount less than their principal amount. Under the U.S. federal income tax rules applicable to market discount and our elections under those rules, we are required to recognize market discount as ordinary income as it accrues. The recognition of market discount results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

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We are required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements, which may require the accrual of income with respect to our debt instruments or mortgage-backed securities, including original issue discount and market discount, earlier than would be the case under the general tax rules.

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We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

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We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

In addition, our net interest expense deduction is limited to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, deductions for depreciation, amortization or depletion or NOLs. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. A real property trade or business may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. As a mortgage REIT, we do not believe that our business constitutes a “real property trade or business.” However, as a mortgage REIT, we do not believe we will be negatively impacted by the 30%

limitation on the deductibility of interest because interest expense still may be fully deducted to the extent of interest income. Any disallowed interest expense may be carried forward indefinitely (subject to special rules for partnerships).
In addition, for taxable years beginning after December 31, 2020, any NOL deduction is limited to 80% of taxable income (before the deduction). NOL carrybacks are not allowed, but indefinite NOL carryforwards are allowed.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur U.S. federal corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.
We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued Revenue Procedure 2017-45, authorizing elective cash/stock dividends to be made by publicly offered REITs. Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholder may be required to pay tax in excess of the cash that they receive.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular U.S. federal corporate income tax rates, plus potential penalties and/or interest. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Stockholders
The term “U.S. stockholder” means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is:

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a citizen or resident of the United States;

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a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

As long as we qualify as a REIT, a taxable U.S. stockholder must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below.
A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income and the maximum tax rate on REIT dividend income, which are currently 37.0% and 29.6%, respectively. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As discussed above, our ordinary REIT dividends are taxed at an effective 29.6% rate. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.
If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year to the extent of our earnings and profits, provided that we actually pay the distribution during January of the following calendar year.
A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its capital stock. We generally will designate our capital gain dividends as either 20% or 25% U.S. federal income tax rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s capital stock. Instead, the distribution will reduce the adjusted basis of such capital stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the capital stock has been held for one year or less, assuming the capital stock is a capital asset in the hands of the U.S. stockholder.
Stockholders may not include in their individual income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Any excess inclusion income we generate generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any NOLs otherwise available to the stockholder. As discussed above, the ownership of our subsidiary REIT is structured such that no excess inclusion income should be allocated to the Company or its stockholders and should be borne instead by a TRS of ours.
The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration are treated as paid with respect to such year.
Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay an additional 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally are the type of gain that is subject to the Medicare tax.
Taxation of U.S. Stockholders on the Disposition of Capital Stock
In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. stockholder has held the capital stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of capital stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. stockholder purchases substantially identical capital stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Conversion of Preferred Stock
Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted shares of preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. stockholder exchanges our commons stock received on a conversion of preferred stock for cash or other property.
Taxation of U.S. Stockholders On a Redemption of Preferred Stock
In general, a redemption of any preferred stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “— Taxation of U.S. Stockholders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:
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is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock;

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results in a “complete termination” of the U.S. stockholder’s interest in all classes of our stock; or

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is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “— Taxation of Taxable U.S. Stockholders” above. In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in our company. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.
Under previously proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion would be allocated to all stock of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share would first reduce the redeemed holder’s basis in that share and any excess after the basis was reduced to zero would result in taxable gain. If the redeemed holder had different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.
The previously proposed Treasury regulations would permit the transfer of basis in the redeemed preferred stock to the redeemed holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. On March 28, 2019, these proposed regulations were withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal U.S. federal individual income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our capital stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate U.S. stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt U.S. Holders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject, however, to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in our capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, any dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders. See “— Requirements for Qualification — Taxable Mortgage Pools.” However, we currently expect to avoid generating excess inclusion income for our stockholders. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:
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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

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either:

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one pension trust owns more than 25% of the value of our stock; or

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A group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Tax-exempt U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local, and foreign tax consequences of owning our capital stock.
Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a beneficial owner of our capital stock that is not a U.S. stockholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, foreign, state, and local income tax laws on ownership of our capital stock, including any reporting requirements.
Distributions
A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests (“USRPIs”) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividend paid to a non-U.S. stockholder unless either:
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a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us,

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the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or

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the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Any excess inclusion income we generate generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year; however, we currently expect to avoid generating excess inclusion income for our stockholders.
A non-U.S. stockholder will not incur U.S. income tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of that capital stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real

Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. We do not expect to make significant distributions that are attributable to gain from our sale or exchange of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also could be subject to the 30% branch profits tax on such a distribution.
However, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, if the applicable class of our stock is regularly traded on an established securities market in the U.S., capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.
A U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Qualified Shareholders.   Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a U.S. real property holding corporation (“USRPHC”) if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds.   Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
The provisions of the Code relating to qualified shareholders and qualified foreign pension funds are complex. Stockholders should consult their tax advisors with respect to the impact of these provisions on them.
Dispositions
Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a USRPHC during a specified testing period, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds.” If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. Because of our investment strategy, we are not and do not expect to become a USRPHC. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”
A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by foreign persons (as defined in the Code). We cannot assure you that this test will be met.
If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe that each class of our capital stock is regularly traded on an established securities market.
A sale of our shares by a “qualified shareholder” or a “qualified foreign pension fund” who holds our shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
If the gain on the sale of shares of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.
Conversion of Preferred Stock
So long our preferred stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder of the conversion of our preferred stock into common stock will generally be the same as those described above for a U.S. stockholder. The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our preferred stock constitutes a USRPI. Even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI. Non-U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred stock for cash or other property.
Redemption of Preferred Stock
For a discussion of the treatment of a redemption of our preferred stock for a non-U.S. stockholder, see “— Taxation of U.S. Stockholders on a Redemption of Preferred Stock.”
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our securities. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein may be under review and are potentially subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in our securities.
Information Reporting Requirements and Backup Withholding
We will report to our stockholders and to the IRS the amount of dividends we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. U.S. stockholders that hold their capital stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “— Taxation of Non-U.S. Stockholders.”
If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
State, Local and Foreign Taxes
We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including block trades, sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts sold, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchasers for the period of its appointment.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, our Series D Preferred Stock, our Series E Preferred Stock, our Series F Preferred Stock, our Series G Preferred Stock, our 2029 Notes, our 2030 Notes and our 9.875% Notes, which are currently listed on Nasdaq. We currently intend to list any shares of common stock sold pursuant to this prospectus on Nasdaq. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

CERTAIN LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P. and, with respect to certain matters of Maryland law, Venable LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any documents filed by us on the SEC’s website at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement on the SEC’s website at www.sec.gov.
Our website address is www.AdamasREIT.com. We make available free of charge, on or through the “Investors — Financial Information — SEC Filings” section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our directors, officers and employees. The information contained on, or otherwise accessible through, our website is not part of, or incorporated by reference into, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.
INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus from the date we file that document, and subsequent information that we file with the SEC will automatically update and, where applicable, supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference the following documents or information filed with the SEC, including those documents filed under our former corporate name “New York Mortgage Trust, Inc.,” and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 21, 2025;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 2, 2025 and August 1, 2025, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 14, 2025, March 20, 2025, June 12, 2025, June 13, 2025, July 8, 2025, August 22, 2025 and September 2, 2025;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2025;

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the description of our capital stock in our Registration Statement on Form 8-A filed on June 3, 2008;

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the description of our Series D Preferred Stock in our Registration Statement on Form 8-A filed on October 10, 2017;

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the description of our Series E Preferred Stock in our Registration Statement on Form 8-A filed on October 15, 2019;

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the description of our Series F Preferred Stock in our Registration Statement on Form 8-A filed on July 6, 2021; and

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the description of our Series G Preferred Stock in our Registration Statement on Form 8-A filed on November 23, 2021.

We will provide without charge to each person, including any beneficial owner, to whom this is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by writing to Adamas Trust, Inc., c/o Corporate Secretary, 90 Park Avenue, New York, New York 10016 or by calling our Corporate Secretary at (212) 792-0107.

$90,000,000
9.600% SENIOR NOTES DUE 2031

PROSPECTUS SUPPLEMENT

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August 11, 2026